Joint Filer Information

Names:	Deerfield Capital L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund International Limited

Address:	Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Management Company, L.P.:
780 Third Avenue, 37th Floor
New York, NY  10017

Deerfield Special Situations Fund International Limited:
c/o Citi Hedge Fund Services (B.V.I.) Ltd.
Bison Court, P.O. Box 3460
Road Town, Tortola, D8,
British Virgin Islands

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	NeuroMetrix, Inc. (NURO)

Date of Event Requiring Statement:	August 19, 2010

The undersigned, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of NeuroMetrix, Inc.

Signatures:

DEERFIELD CAPITAL, L.P.

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
James E. Flynn, President

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Capital, L.P., General Partner

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
James E. Flynn, President

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, General Partner

By:	/s/ James E. Flynn
James E. Flynn, President

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ James E. Flynn
James E. Flynn, Director